Exhibit 2.9

Schedule

Setting Forth Information on

Four Additional and Substantially Identical Purchase Contracts

(Substantially Identical to Exhibit 2.8 Filed Herewith)

The substantive differences between Exhibit 2.8 and four additional Purchase Contracts are set forth in this Exhibit. Each filed and additional Purchase Contract contains a Schedule 1. This schedule presents specific information for the Purchase Contract involved, and is provided for the additional Purchase Contracts in this Exhibit to set forth their substantive differences. For convenience, the cover page of each additional Purchase Contract is also included below.

Information for Additional Purchase Contract	Page(s)
Cover page of Purchase Contract between TATP Hotel Property, L.P. and Apple Six Hospitality Ownership, Inc.	1
Schedule 1 Purchase Contract between TATP Hotel Property, L.P. and Apple Six Hospitality Ownership, Inc.	2-3
Cover page of Purchase Contract between LCTP Hotel Property, LTD. and Apple Six Hospitality Texas, L.P.	4
Schedule 1 to Purchase Contract between LCTP Hotel Property, LTD. and Apple Six Hospitality Texas, L.P.	5-6
Cover page of Purchase Contract between WIV Hotel Property, LTD. and Apple Six Hospitality Texas, L.P.	7
Schedule 1 to Purchase Contract between WIV Hotel Property, LTD. and Apple Six Hospitality Texas, L.P.	8-9
Cover page of Purchase Contract between TPSA Hotel Property, LTD. and Apple Six Hospitality Texas, L.P.	10
Schedule 1 to Purchase Contract between TPSA Hotel Property, LTD. and Apple Six Hospitality Texas, L.P.	11-12

Hotel: Tempe, AZ (TPS)

PURCHASE CONTRACT

between

TATP HOTEL PROPERTY, L.P.

(“SELLER”)

AND

APPLE SIX HOSPITALITY OWNERSHIP, INC.

(“BUYER”)

AND

joined in by

W.I. REALTY I, L.P., d/b/a

WESTERN INTERNATIONAL

(“WESTERN”)

Dated: June 21, 2005

SCHEDULE 1

HOTEL SPECIFIC DATA

1.	Date of Purchase Contract: June 21, 2005

2.	Seller: TPSA Hotel Property, Ltd., a Texas limited partnership

3.	Description of Hotel:

(a)	Name/Identification of Hotel: TownePlace Suites by Marriott

(b)	Number of Rooms: 95

(c)	Other Improvements/Amenities: Approximately 986 sq. ft. including aggregate swimming pool, exercise room and business center

4.	List of Excluded Assets: None

5.	Hotel Brand/Franchise: TownePlace Suites by Marriott

6.	Manager: Texas Western Management Partners, L.P.

7.	Management Agreement: Management Agreement dated April 20, 2001, by and between TPSA Hotel Property, Ltd. and Texas Western Management Partners, L.P.

8.	Franchisor: Marriott International, Inc.

9.	Franchise Agreement: Franchise Agreement dated April 16, 2001, by and between TPSA Hotel Property, Ltd. and Marriott International, Inc.

10.	Assumed Loan: N/A

11.	Lender: N/A

12.	Purchase Price: Seven Million One Hundred Forty-Eight Thousand and No/100 Dollars ($7,148,000).

13.	Seller’s Tax Identification Numbers:

(a)	Federal: 75-2736160

(b)	State: N/A

14.	For Hotels managed by Western, add the following individual(s) at the management company:

Mark Van Amerongen

15.	Excluded Records: The term “Records” shall exclude proforma budgets and projections (provided the Hotel has been open and operating for a period of three (3) months prior to Closing) and construction budgets and contracts related to the development and construction of the Hotel.

16.	Amount of Working Capital Account Balance Required from Seller: $0.00

17.	Condition of Personal Property: N/A

18.	Commission: $71,480

19.	Other Purchase Contracts: Those certain four (4) purchase contracts dated of even date herewith between Buyer as “Buyer” and TATP Hotel Property, Ltd., TemField Hotel Property, L.P., WIV Hotel Property, Ltd. and LCTP Hotel Property, Ltd., respectively, as “Seller,” and joined in by Western.

20.	Completion Date for Renovations: 45 days after the date of this Contract.

Hotel: Las Colinas, TX

(TPS)

PURCHASE CONTRACT

between

LCTP HOTEL PROPERTY, LTD.

(“SELLER”)

AND

APPLE SIX HOSPITALITY TEXAS, L.P.

(“BUYER”)

AND

joined in by

W.I. REALTY I, L.P., d/b/a

WESTERN INTERNATIONAL

(“WESTERN”)

Dated: June 21, 2005

SCHEDULE 1

HOTEL SPECIFIC DATA

1.	Date of Purchase Contract: June 21, 2005

2.	Seller: LCTP Hotel Property, Ltd., a Texas limited partnership

3.	Description of Hotel:

(a)	Name/Identification of Hotel: TownePlace Suites by Marriott

(b)	Number of Rooms: 136

(c)	Other Improvements/Amenities: Approximately 1,350 sq. ft. aggregate meeting room space; swimming pool, exercise room, spa and business center

4.	List of Excluded Assets: None

5.	Hotel Brand/Franchise: TownePlace Suites by Marriott

6.	Manager: Texas Western Management Partners, L.P.

7.	Management Agreement: Management Agreement dated April 20, 2001, by and between LCTP Hotel Property, Ltd. and Texas Western Management Partners, L.P.

8.	Franchisor: Marriott International, Inc.

9.	Franchise Agreement: Franchise Agreement dated April 16, 2001, by and between LCTP Hotel Property, Ltd. and Marriott International, Inc.

10.	Assumed Loan: N/A

11.	Lender: N/A

12.	Purchase Price: Seven Million One Hundred Seventy-Eight Thousand and No/100 Dollars ($7,178,000).

13.	Seller’s Tax Identification Numbers:

(a)	Federal: 75-2709970

(b)	State: N/A

14.	For Hotels managed by Western, add the following individual(s) at the management company:

Mark Van Amerongen

15.	Excluded Records: The term “Records” shall exclude proforma budgets and projections (provided the Hotel has been open and operating for a period of three (3) months prior to Closing) and construction budgets and contracts related to the development and construction of the Hotel.

16.	Amount of Working Capital Account Balance Required from Seller: $0.00

17.	Condition of Personal Property: N/A

18.	Commission: $71,780

19.	Other Purchase Contracts: Those certain four (4) purchase contracts dated of even date herewith between Buyer as “Buyer” and TATP Hotel Property, Ltd., TemField Hotel Property, L.P., WIV Hotel Property, Ltd. and TPSA Hotel Property, L.P., respectively, as “Seller,” and joined in by Western.

20.	Completion Date for Renovations: 60 days after the date of this Contract.

Hotel: Arlington, TX (SHS)

PURCHASE CONTRACT

between

WIV HOTEL PROPERTY, LTD.

(“SELLER”)

AND

APPLE SIX HOSPITALITY TEXAS, L.P.

(“BUYER”)

AND

joined in by

W.I. REALTY I, L.P., d/b/a

WESTERN INTERNATIONAL

(“WESTERN”)

Dated: June 21, 2005

SCHEDULE 1

HOTEL SPECIFIC DATA

1.	Date of Purchase Contract: June 21, 2005

2.	Seller: WIV Hotel Property, Ltd., a Texas limited partnership

3.	Description of Hotel:

(a)	Name/Identification of Hotel: SpringHill Suites by Marriott

(b)	Number of Rooms: 122

(c)	Other Improvements/Amenities: Approximately 683 sq. ft. including aggregate meeting room space; indoor swimming pool, exercise room and business center

4.	List of Excluded Assets: None

5.	Hotel Brand/Franchise: SpringHill Suites by Marriott

6.	Manager: Texas Western Management Partners, L.P.

7.	Management Agreement: Management Agreement dated April 20, 2001, by and between WIV Hotel Property, Ltd. and Texas Western Management Partners, L.P.

8.	Franchisor: Marriott International, Inc.

9.	Franchise Agreement: Franchise Agreement dated April 16, 2001, by and between WIV Hotel Property, Ltd. and Marriott International, Inc.

10.	Assumed Loan: N/A

11.	Lender: N/A

12.	Purchase Price: Seven Million Four Hundred Eight-Six Thousand and No/100 Dollars ($7,486,000).

13.	Seller’s Tax Identification Numbers:

(a)	Federal: 75-2723587

(b)	State: N/A

14.	For Hotels managed by Western, add the following individual(s) at the management company:

Mark	Van Amerongen

15.	Excluded Records: The term “Records” shall exclude proforma budgets and projections (provided the Hotel has been open and operating for a period of three (3) months prior to Closing) and construction budgets and contracts related to the development and construction of the Hotel.

16.	Amount of Working Capital Account Balance Required from Seller: $0.00

17.	Condition of Personal Property: N/A

18.	Commission: $74,860

19.	Other Purchase Contracts: Those certain four (4) purchase contracts dated of even date herewith between Buyer as “Buyer” and TATP Hotel Property, Ltd., TemField Hotel Property, L.P., TPSA Hotel Property, L.P. and LCTP Hotel Property, Ltd., respectively, as “Seller,” and joined in by Western.

20.	Completion Date for Renovations: 45 days after the date of this Contract.

Hotel: Arlington, TX (TPS)

PURCHASE CONTRACT

between

TPSA HOTEL PROPERTY, LTD.

(“SELLER”)

AND

APPLE SIX HOSPITALITY TEXAS, L.P.

(“BUYER”)

AND

joined in by

W.I. REALTY I, L.P., d/b/a

WESTERN INTERNATIONAL

(“WESTERN”)

Dated: June 21, 2005

SCHEDULE 1

HOTEL SPECIFIC DATA

1.	Date of Purchase Contract: June 21, 2005

2.	Seller: TPSA Hotel Property, Ltd., a Texas limited partnership

3.	Description of Hotel:

(a)	Name/Identification of Hotel: TownePlace Suites by Marriott

(b)	Number of Rooms: 95

(c)	Other Improvements/Amenities: Approximately 986 sq. ft. including aggregate swimming pool, exercise room and business center

4.	List of Excluded Assets: None

5.	Hotel Brand/Franchise: TownePlace Suites by Marriott

6.	Manager: Texas Western Management Partners, L.P.

7.	Management Agreement: Management Agreement dated April 20, 2001, by and between TPSA Hotel Property, Ltd. and Texas Western Management Partners, L.P.

8.	Franchisor: Marriott International, Inc.

9.	Franchise Agreement: Franchise Agreement dated April 16, 2001, by and between TPSA Hotel Property, Ltd. and Marriott International, Inc.

10.	Assumed Loan: N/A

11.	Lender: N/A

12.	Purchase Price: Seven Million One Hundred Forty-Eight Thousand and No/100 Dollars ($7,148,000).

13.	Seller’s Tax Identification Numbers:

(a)	Federal: 75-2736160

(b)	State: N/A

14.	For Hotels managed by Western, add the following individual(s) at the management company:

Mark	Van Amerongen

15.	Excluded Records: The term “Records” shall exclude proforma budgets and projections (provided the Hotel has been open and operating for a period of three (3) months prior to Closing) and construction budgets and contracts related to the development and construction of the Hotel.

16.	Amount of Working Capital Account Balance Required from Seller: $0.00

17.	Condition of Personal Property: N/A

18.	Commission: $71,480

19.	Other Purchase Contracts: Those certain four (4) purchase contracts dated of even date herewith between Buyer as “Buyer” and TATP Hotel Property, Ltd., TemField Hotel Property, L.P., WIV Hotel Property, Ltd. and LCTP Hotel Property, Ltd., respectively, as “Seller,” and joined in by Western.

20.	Completion Date for Renovations: 45 days after the date of this Contract.